Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Bank of America Corporation (the “Corporation”), whose signatures appear below, hereby makes, constitutes and appoints David G. Leitch and Ross E. Jeffries, Jr., and each of them acting individually, his or her true and lawful attorneys-in-fact and agents with power to act without the other and with full power of substitution, to prepare, execute, deliver and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in his or her name and on his or her behalf, and in each of the undersigned’s capacity or capacities as shown below, a Registration Statement on Form S-3 registering the debt securities of BofA Finance LLC, and the guarantees of such securities by the Corporation, which may be offered and sold from time to time, or may be reoffered or resold in market-making transactions by affiliates of the Corporation, and any and all amendments thereto (including post-effective amendments), granting unto said attorneys-in-fact and agents full power and authority to do and perform every act necessary or incidental to the performance and execution of the powers granted herein, and ratifying and confirming all acts which said attorneys-in-fact and agents might do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, each of the undersigned officers and directors has executed this Power of Attorney as of the date indicated below.

Signature	Title	Date

/s/ Brian T. Moynihan Brian T. Moynihan	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	October 22, 2019

/s/ Paul M. Donofrio Paul M. Donofrio	Chief Financial Officer (Principal Financial Officer)	October 22, 2019

/s/ Rudolf A. Bless Rudolf A. Bless	Chief Accounting Officer (Principal Accounting Officer)	October 22, 2019

/s/ Sharon L. Allen Sharon L. Allen	Director	October 22, 2019

/s/ Susan S. Bies Susan S. Bies	Director	October 22, 2019

/s/ Jack O. Bovender, Jr. Jack O. Bovender, Jr.	Director	October 20, 2019

/s/ Frank P. Bramble, Sr. Frank P. Bramble, Sr.	Director	October 22, 2019

/s/ Pierre J.P. de Weck Pierre J.P. de Weck	Director	October 22, 2019

/s/ Arnold W. Donald Arnold W. Donald	Director	October 22, 2019

/s/ Linda P. Hudson Linda P. Hudson	Director	October 16, 2019

/s/ Monica C. Lozano Monica C. Lozano	Director	October 22, 2019

/s/ Thomas J. May Thomas J. May	Director	October 22, 2019

/s/ Lionel L. Nowell, III Lionel L. Nowell, III	Director	October 22, 2019

/s/ Denise L. Ramos Denise L. Ramos	Director	October 22, 2019

/s/ Clayton S. Rose Clayton S. Rose	Director	October 22, 2019

/s/ Michael D. White Michael D. White	Director	October 22, 2019

/s/ Thomas D. Woods Thomas D. Woods	Director	October 19, 2019

/s/ R. David Yost R. David Yost	Director	October 17, 2019

/s/ Maria T. Zuber Maria T. Zuber	Director	October 15, 2019

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